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                                                                   Exhibit 10.20




                             STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT, dated as of _________, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada ("Onex Cinema"), OCM Cinema Holdings, LLC, a Delaware limited liability company ("OCM"), and _________________, [a ________ of the Company] ("_____").

                                    RECITALS

         As of _________, 2002, OCM owns 42,559 shares of the class A common stock, par value $0.01 per share, of the Company ("Class A Shares") and Onex Cinema owns 63,588 shares of the class B common stock, par value $0.01 per share, of the Company ("Class B Shares"), constituting all of the issued and outstanding capital stock of the Company.

         Effective as of ___________, 2002, _____ acquired _____ Class A Shares at a purchase price of $3,350 per share.

         The Company, OCM, Onex Cinema and _____ each desire to enter into this Agreement to provide for certain restrictions on the transfer of the shares of the capital stock and other securities of the Company held by _____ from time to time.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following definitions:

         1.1 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         1.2 "Agreement" means this Stockholders Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         1.3 "Automatic Conversion Event" has the meaning given thereto in the Onex Cinema/OCM Stockholders Agreement.

         1.4 "Board" means the Board of Directors of the Company.

         1.5 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City or in Toronto, Ontario, Canada.

         1.6 "Change of Control Transaction" means a sale, merger, tender offer or other business combination transaction involving the Company in which the stockholders of the
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Company (immediately prior to the consummation of such business combination transaction), assuming conversion of the Class B Shares, do not (immediately following the consummation of such business combination transaction) own a majority of the outstanding voting securities of the surviving Person.

         1.7 "Class A Shares" has the meaning given thereto in the recitals to this Agreement.

         1.8 "Class B Shares" has the meaning given thereto in the recitals to this Agreement.

         1.9 "Common Stock" means Class A Shares, Class B Shares and any other common stock of the Company that may be authorized.

         1.10 "Common Stock Equivalent" means the right to acquire Common Stock or other Shares, whether or not immediately exercisable, exchangeable, convertible or the like, whether evidenced by an option, warrant, convertible or exchangeable security or other security, instrument or agreement.

         1.11 "Company" has the meaning given thereto in the introductory paragraph of this Agreement.

         1.12 "Company Asset Sale" means a sale of all or substantially all of the assets of the Company determined on a consolidated basis that is approved by the Board.

         1.13 "Control" (including, with correlative meaning, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Onex shall be deemed to "Control" all Persons "Controlled" by Gerald W. Schwartz, as long as Mr. Schwartz "Controls" Onex.

         1.14 "Drag-Along Notice" has the meaning given thereto in Section 2.4(b) of this Agreement.

         1.15 "Drag-Along Right" has the meaning given thereto in Section 2.4(a)(i) of this Agreement.

         1.16 "Drag-Along Sale" has the meaning given thereto in Section 2.4(a) of this Agreement.

         1.17 "Drag-Along Securities" has the meaning given thereto in Section 2.4(a)(i) of this Agreement.

         1.18 "Drag-Along Stockholders" has the meaning given thereto in Section 2.4(a)(i) of this Agreement.

         1.19 "Drag-Along Transferee" has the meaning given thereto in Section 2.4(a)(i) of this Agreement.

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         1.20 "Fully Diluted Shares" means, as of any date of determination, the total number of Shares issued and outstanding as of such date (calculated assuming exercise of all outstanding Common Stock Equivalents to their fullest extent).

         1.21 "Independent Third Party" means a Person that is not Onex, Onex Cinema, a member of the Onex Group, Oaktree, OCM, a member of the Oaktree Group, another Stockholder or a member of any other Stockholder Group or an Affiliate of any of the foregoing.

         1.22 "Initial Public Offering" means the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock to the public.

         1.23 "_____" has the meaning given thereto in the introductory paragraph of this Agreement and, where the context is appropriate, includes any Transferee of _____ (other than the Company or any member of the Oaktree Group or the Onex Group) who acquires Offered Securities pursuant to Section 2.3(e).

         1.24 "Non-Qualifying Drag-Along Sale" has the meaning given thereto in
Section 2.4(a)(iv) of this Agreement.

         1.25 "Notice of Offer" has the meaning given thereto in Section 2.3(a) of this Agreement.

         1.26 "Oaktree" means Oaktree Capital Management, LLC, as general partner and/or investment manager of certain accounts and funds it manages.

         1.27 "Oaktree Group" means Oaktree, OCM, and their respective Affiliates, and the Persons listed on Exhibit A to the Onex Cinema/OCM Stockholders Agreement for which Oaktree acts as investment manager or general partner and other funds and accounts managed by Oaktree as of the date hereof.

         1.28 "OCM" has the meaning given thereto in the introductory paragraph of this Agreement.

         1.29 "Offer Period" has the meaning given thereto in Section 2.3(a) of this Agreement.

         1.30 "Offered Securities" has the meaning given thereto in Section 2.3(a) of this Agreement.

         1.31 "Onex" means Onex Corporation, a corporation organized and existing under the laws of Ontario, Canada.

         1.32 "Onex Cinema" has the meaning given thereto in the introductory paragraph of this Agreement.

         1.33 "Onex Cinema/OCM Stockholders Agreement" means the Stockholders Agreement, dated as of March 21, 2002, among the Company, Onex Cinema and OCM.

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         1.34 "Onex Group" means Onex, Onex Cinema and any of their respective
Affiliates.

         1.35 "Original Stockholders" means, collectively, OCM and Onex Cinema.

         1.36 "Person" shall be construed broadly, and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a trust, a joint venture, a joint stock company, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof, and any other entity of whatever nature.

         1.37 "Pro Rata Share" means, at any time, the number of Fully Diluted Shares owned by a Stockholder as of the date of determination, divided by the number of Fully Diluted Shares owned by all Stockholders (other than _____) as of such date, expressed as a percentage.

         1.38 "Purchase Price" has the meaning given thereto in Section 2.3(c) of this Agreement.

         1.39 "Related Persons" has the meaning given thereto in the Onex Cinema/OCM Stockholders Agreement.

         1.40 "Securities Act" means the U.S. Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

         1.41 "Selling Stockholders" has the meaning given thereto in Section 2.4(a) of this Agreement.

         1.42 "Shares" means, collectively, (i) the Class A Shares, (ii) the Class B Shares and (iii) all shares of capital stock or other securities of the Company or any other Person which any Stockholder acquires in respect of such Stockholder's Class A Shares or Class B Shares, whether upon conversion thereof, in connection with any stock split, stock dividend, exchange, merger, reclassification, recapitalization, consolidation, reorganization or other transaction to which the Company is party, or otherwise.

         1.43 "Statutory Drag-Along Sale" has the meaning given thereto in
Section 2.4(i) of this Agreement.

         1.44 "Stockholder Group" means the Oaktree Group or the Onex Group or, with respect to any Stockholder that is not a member of the Onex Group or Oaktree Group, such Stockholder together with its Affiliates, as the context dictates.

         1.45 "Stockholder Joinder" has the meaning given thereto in Section 2.2(b) of this Agreement.

         1.46 "Stockholders" means, collectively, OCM, Onex Cinema, _____ and any other Person who from time to time becomes a Stockholder pursuant to Section
2.2 or by executing a Stockholder Joinder, as required or permitted by an applicable provision hereof.

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         1.47 "Transfer" (or any variation thereof used herein) means the direct or indirect sale, transfer, conveyance, assignment, gift, pledge, hypothecation or other encumbrance, or any other disposal (whether with or without consideration and whether voluntary or involuntary or by operation of law) of any interest in any Shares or Common Stock Equivalents, or the entry into any contract, option or other arrangement with respect to any of the foregoing.

         SECTION 2. TRANSFER OF SHARES.

         2.1 Legends.

              (a) The certificates evidencing all Shares and Common Stock Equivalents acquired by _____ will bear the following legends reflecting the restrictions on the Transfer of such securities contained in this Agreement:

              "THE TRANSFER AND VOTING OF ANY OF THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF ___________, 2002, BY AND AMONG LOEWS CINEPLEX ENTERTAINMENT CORPORATION (THE "COMPANY"), 1363880 ONTARIO INC., OCM CINEMA HOLDINGS, LLC AND _________________. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT."

              "THE SECURITIES COVERED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH QUALIFIES AS A TRANSACTION VALIDLY EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

              (b) The certificates evidencing the Shares and Common Stock Equivalents acquired by _____ shall also bear any legend required under any applicable U.S. state securities laws.

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              (c) Absent an effective registration statement under the
Securities Act covering the Transfer of the Shares or Common Stock Equivalents held by _____, _____ shall not Transfer any Shares or Common Stock Equivalents unless such Transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable U.S. state securities laws and any applicable Canadian federal or provincial securities laws.

              (d) _____ consents to the Company making a notation on its records or giving instructions to any transfer agent for the Shares or Common Stock Equivalents in order to implement the restrictions on Transfer set forth in this
Section 2.1.

         2.2 Resale of Securities.

              (a) Restrictions on Transfer. _____ shall not Transfer or permit the Transfer of any Shares or Common Stock Equivalents held by _____ on the date of this Agreement or hereafter acquired by _____, other than as specifically permitted by this Agreement.

              (b) Joinder Agreement. It shall be a condition precedent to any Transfer by _____ permitted by this Agreement that such Transferee execute a written joinder agreement in substantially the form attached as Annex A hereto (a "Stockholder Joinder") under which such Transferee agrees to become a party to this Agreement and to be subject to, and bound by the terms, conditions and restrictions hereof.

              (c) Ineffectiveness of Prohibited Transfers. Any Transfer by _____ or purported Transfer by _____ made in violation of this Agreement (including, without limitation, this Section 2) shall be null and void ab initio, and shall be of no force and effect. _____ shall notify the Company in writing five days in advance of any attempted Transfer, and the Company shall not recognize any Transfer by _____ made in violation of this Section 2. _____ hereby consents in advance to a "stop-transfer" order with respect to his Shares and/or Common Stock Equivalents being made on the books of the Company or given to any transfer agent for the Shares and Common Stock Equivalents, in the event of any attempted Transfer by _____ in violation of this Agreement (including, without limitation, this Section 2).

         2.3 Right of First Offer.

              (a) Offer by _____. Subject to Section 2.3(f), if _____ wishes to Transfer any or all of the Shares and/or Common Stock Equivalents held by _____ at any time from and after the fifth anniversary of the date of this Agreement and otherwise during the term of this Agreement, _____ will promptly notify the Company and the Original Stockholders in writing of _____'s desire to Transfer such Shares or Common Stock Equivalents (the "Notice of Offer"). The Notice of Offer shall (x) identify all of the Shares or Common Stock Equivalents proposed to be Transferred (the "Offered Securities"), and (y) state the proposed purchase price per Share or Common Stock Equivalent and the other material terms and conditions of such Transfer. The Notice of Offer shall be deemed to constitute an irrevocable offer (open to acceptance as described below for a period of 20 Business Days from the date of receipt by the Company of the Notice of Offer (the "Offer Period")) by _____ to sell to the Company the

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Offered Securities, or in the event the Company is unable to accept or otherwise rejects such offer, to each Original Stockholder such Original Stockholder's Pro Rata Share of the Offered Securities. For greater certainty, _____ may not give a Notice of Offer prior to the fifth anniversary of the date of this Agreement.

              (b) Acceptance of Offer. The Company may elect to purchase all (but not less than all) of the Offered Securities by delivering a written notice of such acceptance to _____ and each Original Stockholder on or prior to the 30th day of the Offer Period. If the Company is unable to accept or otherwise rejects the offer, the Company shall deliver written notice of rejection of such offer to _____ and each Original Stockholder on or prior to the 10th day of the Offer Period. Failure to deliver a notice of acceptance or a notice of rejection by the Company during such period shall constitute a rejection of such offer. In the event the Company rejects the offer, each Original Stockholder may elect to purchase all (but not less than all) of its Pro Rata Share of the Offered Securities, by delivering a written notice of such acceptance to _____ on or prior to the last day of the Offer Period (which notice shall indicate whether each such Original Stockholder elects to purchase the Offered Securities allocated to the other Original Stockholder, if such Offered Securities are not purchased by such other Original Stockholder). If any Offered Securities allocated to either Original Stockholder are not purchased by such Original Stockholder, all of such Offered Securities shall be allocated to, and may be purchased by, the other Original Stockholder if such other Original Stockholder indicated in its notice that it would purchase all such other Offered Securities. Unless the Company or the Original Stockholders agree to purchase all of the Offered Securities, the Company and the Original Stockholders shall be deemed to have rejected the offer contained in the Notice of Offer and such Offered Securities may be Transferred by _____ pursuant to Section 2.3(e).

              (c) Purchase Price for Offered Securities. The purchase price per Share for the Offered Securities shall be the lesser of (i) $3,350 per Share plus interest on such amount from the date _____ acquired the Shares through the date of sale, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. and (ii) the proposed purchase price per Share specified in the Notice of Offer (the "Purchase Price").

              (d) Closing of Purchase of Offered Securities. The closing of the purchase of Offered Securities shall take place at the principal offices of the Company or at such other location as the Company and _____ may mutually agree. Such closing shall take place as promptly as practicable, but in no event more than 10 days after the expiration of the Offer Period. At the closing, the purchase price for the Offered Securities shall be paid by the Company or the Original Stockholders, as the case may be, to _____ against delivery by _____ to the Company or the Original Stockholders, as the case may be, of the certificates evidencing the Offered Securities to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of Transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement).

              (e) Sale by _____. Upon the expiration of the Offer Period, if the Company or the Original Stockholders have not elected to purchase all of the Offered Securities specified in the Notice of Offer, _____ will be free to Transfer all but not less than all of the Offered Securities specified in the Notice of Offer during the 180-day period following the expiration of

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the Offer Period to a third party at the Purchase Price (or a price greater than the Purchase Price) per Offered Security and on other terms no more favorable to such third party than specified in the Notice of Offer; provided, that prior to the consummation of such sale, such third party shall execute a Stockholder Joinder. If all such Offered Securities have not been Transferred at the expiration of such 180-day period, then all such Offered Securities shall once again be subject to all of the terms of this Section 2.3 and must be offered to the Company and the Original Stockholders prior to any attempted Transfer thereof (other than in accordance with or otherwise permitted by the terms of this Agreement).

              (f) Exempted Transfers. The provisions of this Section 2.3 shall not apply to Transfers at any time after an Initial Public Offering, or to Transfers pursuant to a Drag-Along Sale with respect to which the Drag-Along Right is exercised under Section 2.4.

         2.4 Drag-Along Right; Company Asset Sales.

              (a) Grant of Drag-Along Right. If at any time prior to the occurrence of an Automatic Conversion Event, one or more members of the Onex Group, individually or together (the "Selling Stockholders"), wish, in one or a series of related transactions, to Transfer Shares and/or Common Stock Equivalents held by them to an Independent Third Party or group of Independent Third Parties in a bona fide arm's length transaction, whether by way of merger, consolidation, sale of securities, exchange of securities or any other type of business combination transaction (a "Drag-Along Sale"), then:

                  (i) the Selling Stockholders shall be entitled to exercise the right (the "Drag-Along Right") provided in this Section 2.4 to require _____ and any Transferee of _____ who acquires Offered Securities pursuant to Section 2.3(e) (the "Drag-Along Stockholders") to Transfer at the closing of such Drag-Along Sale to the proposed Transferee (the "Drag-Along Transferee") Shares and/or Common Stock Equivalents constituting the same proportion of the Fully Diluted Shares then held by such Stockholder as the Selling Stockholders are Transferring of their Fully Diluted Shares (the "Drag-Along Securities");

                  (ii) the Drag-Along Stockholders shall receive the same type and amount of consideration per Share (without distinction as between Class A Shares and Class B Shares) and the same type and amount of consideration for each type of Common Stock Equivalent, in each case, as is paid or delivered by the Drag-Along Transferee in the Drag-Along Sale to the Selling Stockholders;

                  (iii) without limiting Section 2.4(a)(ii) above, any and all consideration received by the Drag-Along Stockholders must be in the form of cash or readily marketable securities of U.S. issuers or readily marketable securities of one or more non-U.S. issuers; the securities of each such non-U.S. issuer must be listed or quoted on a U.S. stock exchange or automatic quotation system or a major international stock exchange or automatic quotation system, and each such non-U.S. issuer must have a total market capitalization equal to the equivalent of US$500,000,000 or more;

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                  (iv) before delivering a Drag-Along Notice in connection with a Drag-Along Sale that involves the Transfer of less than 50% of the Fully Diluted Shares then held by the members of the Onex Group in the aggregate (any such Transfer, a "Non-Qualifying Drag-Along Sale"), the Selling Stockholders must first comply with Section 3.3 of the Onex Cinema/OCM Stockholders Agreement with respect to the Shares and/or Common Stock Equivalents proposed to be Transferred in such Drag-Along Sale by the Selling Stockholders;

                  (v) the Drag-Along Stockholders shall otherwise participate in the Drag-Along Sale on the same terms and conditions as the Selling Stockholders, subject to Section 2.4(d) below;

                  (vi) No consideration or fees shall be paid or provided to the Selling Stockholders or any of their respective Affiliates or Related Persons in any manner (including, without limitation, in connection with a non-compete agreement, consulting arrangement or any other agreement, arrangement or understanding) in connection with a Drag-Along Sale, that would cause the Selling Stockholders or any of their respective Affiliates or Related Persons to receive a benefit (of any kind, in any form and/or at any time) not available to the Drag-Along Stockholders on a proportionate basis; and

                  (vii) All definitive agreements, whether written or oral, between the Selling Stockholders or any of their respective Affiliates or Related Persons, on the one hand, and the Drag-Along Transferee or any of its Affiliates, on the other hand, governing or relating to, or otherwise in connection with a Drag-Along Sale shall be disclosed in writing to the Selling Stockholders prior to any such party entering into any such definitive agreements governing or relating to, or otherwise in connection with such Drag-Along Sale.

              (b) Exercise of Drag-Along Right. To exercise the Drag-Along Right, the Onex Group shall give Drag-Along Stockholders a written notice of exercise (a "Drag-Along Notice") setting forth (i) to the extent then known, the identity of the Drag-Along Transferee, (ii) the proposed type and amount of consideration and the terms of payment associated with the Drag-Along Sale,
(iii) the number of Shares and the number of each type of Common Stock Equivalent that each Drag-Along Stockholder will be required to Transfer in the Drag-Along Sale as Drag-Along Securities and (iv) the other material terms and conditions of the Drag-Along Sale. Thereafter, the Drag-Along Stockholders shall be obligated to Transfer the Drag-Along Securities to the Drag-Along Transferee at the closing of the Drag-Along Sale, conditioned only upon the closing of the Drag-Along Sale, and to otherwise comply with the provisions of this Section 2.4 in connection with the Drag-Along Sale.

              (c) Drag-Along Stockholder Approval of Drag-Along Sale; Company Asset Sales; Etc. The Drag-Along Stockholders shall consent to, and shall raise no objections against, a Drag-Along Sale or Company Asset Sale effected in accordance with this Section 2.4. If any Company Asset Sale requires, or the Drag-Along Sale is structured as a merger or consolidation of the Company or other type business combination transaction which requires, approval of the stockholders of the Company and/or if dissenters rights, appraisal rights or similar rights may be

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available, in connection with such Company Asset Sale or Drag-Along Sale, then each Drag-Along Stockholder shall vote all Shares and other voting securities of the Company held thereby to approve such merger, consolidation or other transaction or Company Asset Sale, and shall waive any such dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or other transaction or Company Asset Sale.

              (d) Agreements in Drag-Along Sale. In connection with any Drag-Along Sale, the Drag-Along Stockholders shall take such actions as may be reasonably requested by the Onex Group as desirable or necessary to facilitate the consummation of the Drag-Along Sale, including, without limitation, the execution and delivery of such agreements and other documents, and the taking of such actions, as may be reasonably necessary to (i) provide representations and warranties, covenants, indemnities and escrow arrangements relating to the Drag-Along Sale, to the extent that the same are being provided by the Selling Stockholders and (ii) effect the allocation and distribution of the aggregate net consideration payable to the Selling Stockholders and the Drag-Along Stockholders upon the closing of the Drag-Along Sale. Any representations, warranties and indemnities to be provided by a Drag-Along Stockholder (other than those relating to such Stockholder's existence, capacity, authorization, execution and delivery and title to securities) shall be several in nature, and such Stockholder's liability in connection therewith shall be on a pro rata basis, based upon the proportion that the aggregate gross proceeds received by such Person in the Drag-Along Sale for its Shares and/or Common Stock Equivalents bears to the aggregate gross proceeds received by all Persons selling Shares and/or Common Stock Equivalents therein.

              (e) Composition of Drag-Along Securities. Notwithstanding anything to the contrary herein, if the Selling Stockholders exercise the Drag-Along Right, the Selling Stockholders shall be entitled to require the Drag-Along Stockholders to exercise, exchange or convert any Common Stock Equivalents held by them into Shares in connection with the closing of the Drag-Along Sale and the sale of Drag-Along Securities to the Drag-Along Transferee. If the securities that the Selling Stockholders are Transferring to the Drag-Along Transferee in a Drag-Along Sale in which the Onex Group is selling less than all of its Fully Diluted Shares consist of either (1) Shares and one or more types of Common Stock Equivalents or (2) more than one type of Common Stock Equivalent, then the Drag-Along Securities of the Drag-Along Stockholders shall include each such type of security (to the extent held by the Drag-Along Stockholders) in the same proportions as they are included in the securities being sold by the Selling Stockholders in such Drag-Along Sale.

              (f) Purchaser Representative for Drag-Along Sale. If the Selling Stockholders or their representatives enter into any negotiation or transaction for which Regulation D under the Securities Act (or any similar rule or regulation then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Drag-Along Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Selling Stockholders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Selling Stockholders.

              (g) Alternative Consideration to Avoid Registration, Etc. Notwithstanding anything to the contrary herein, in the event that all or a portion of the purchase price to be paid

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by the Drag-Along Transferee in the Drag-Along Sale consists of securities, and the sale of such securities to the Drag-Along Stockholders would require either a registration under the Securities Act or the preparation of a disclosure document under Regulation D under the Securities Act (or any successor regulation) or a similar provision of any U.S. state or Canadian federal or provincial securities laws, then, at the option of the Selling Stockholders, the Drag-Along Stockholders may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

              (h) Closing of Drag-Along Sale. At or prior to the closing of a Drag-Along Sale, the Drag-Along Stockholders shall deliver to the Drag-Along Transferee certificates representing the Drag-Along Securities to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement), against delivery by the Drag-Along Transferee of the consideration for the Drag-Along Securities.

                  (i) Certain Drag-Along Sales. The Onex Group shall not, without exercising the Drag-Along Right:

                           (x) cause the Company to consummate a Change of
                  Control Transaction that is structured as a sale, merger, tender offer, consolidation or other business combination or sale of all or substantially all the assets of the Company, capable of being approved by the members of the Onex Group in their capacity as stockholders of the Company without the approval of any other holder of Common Stock (any of the foregoing, a "Statutory Drag-Along Sale"), unless such Statutory Drag-Along Sale (A) is approved by the holders of a majority of the outstanding shares of Common Stock held by Persons other than the Onex Group or (B) is in connection with a bona fide arm's length transaction with an Independent Third Party or group of Independent Third Parties and would, if conducted as a Drag-Along Sale, comply with Sections 2.4(a)(ii), (iii), (iv), (v), (vi) and (vii) hereof;

                           (y) Transfer Shares and/or Common Stock Equivalents
                  representing more than 50% of the Shares and Common Stock Equivalents then held by the Onex Group to an Independent Third Party or group of Independent Third Parties; or

                           (z) Transfer Shares and/or Common Stock Equivalents
                  held by it to an Independent Third Party or group of Independent Third Parties if such Transfer would constitute a Change of Control Transaction.

         2.5 Lock-Up Agreement. In connection with an Initial Public Offering, _____ agrees to enter into a lock-up agreement, in a form reasonably requested by the underwriters, agreeing not to sell or otherwise Transfer any Shares or Common Stock Equivalents for a period of 180 days after the date of the final prospectus for the Initial Public Offering.

         SECTION 3. FINANCIAL STATEMENTS.

         Prior to an Initial Public Offering, the Company shall deliver to _____:

              (a) within 120 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of independent certified public accountants; and

              (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income and of cash flow for such quarter.

         SECTION 4. TERMINATION.

         4.1 Termination of this Agreement. This Agreement shall terminate upon the earliest to occur of (a) the dissolution, liquidation or winding up of the Company; (b) the written agreement of Onex Cinema, OCM and _____; (c) the consummation of an Initial Public Offering; and (d) the 20-year anniversary of the date hereof.

         4.2 Effect of Termination. Upon the termination of this Agreement, the restrictions and obligations set forth herein shall terminate and be of no further effect, except (a) as otherwise expressly set forth herein and (b) that such termination shall not affect any rights perfected or obligations incurred under this Agreement prior to such termination.

         4.3 Termination as to Particular Stockholder. As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder as of the date such Stockholder has Transferred all of such Stockholder's interest in any of the Shares or Common Stock Equivalents; provided, that no such termination shall be effective if such Stockholder is in breach of this Agreement immediately before or after giving effect to such Transfer(s).

         SECTION 5. APPOINTMENT OF REPRESENTATIVES.

         5.1 Oaktree Group Representative. Each member of the Oaktree Group hereby irrevocably appoints OCM as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Oaktree Group by the provisions of this Agreement. Each notice given to OCM under this Agreement by the Company, _____ or any member of the Onex Group shall be deemed to have also been given to each other Person who is at the time of such notice a member of the Oaktree Group. In the event this Agreement calls for OCM to deliver to the Company, _____ and/or any member(s) of the Onex Group a notice which sets forth an election of any member of the Oaktree Group or otherwise purports to deal with or bind any member of the Oaktree Group or any securities held thereby, the Company, _____ and/or such member(s) of the Onex Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Oaktree Group.

         5.2 Onex Group Representative. Each member of the Onex Group hereby irrevocably appoints Onex Cinema as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all determinations, and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Onex Group by the provisions of this Agreement. Each notice given to Onex Cinema under this Agreement by the Company, _____ or any member of the Oaktree Group shall be deemed to have also been given to each other Person who is at the time of such notice member of the Onex Group. In the event Agreement calls for Onex Cinema to deliver to the Company, _____ and/or any member(s) of the Oaktree Group a notice which sets forth an election of any member of the Onex Group or otherwise purports to deal with or bind any member of the Onex Group or any securities held thereby, the Company, _____ and/or such member(s) of the Oaktree Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Onex Group.

         SECTION 6. MISCELLANEOUS.

         6.1 Remedies. Each of the parties hereto acknowledges and agrees that no remedy at law would be adequate in the event of any breach of this Agreement. Accordingly, if any dispute arises concerning the sale or other disposition of any of the securities of the Company subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, each party hereto agrees that, in addition to any other remedy to which they may be entitled at law or in equity, the other parties hereto shall be entitled to a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

         6.2 No Conflicting Agreements. No Stockholder shall enter into, and each Stockholder represents and warrants that it is not on the date hereof a party to, any stockholders agreements, option agreements, voting agreements, proxies or other arrangements of any kind with any Person with respect to any Shares, Common Stock Equivalents or other securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not party to this Agreement), including, without limitation, agreements or arrangements with respect to the acquisition, Transfer or voting of any such securities in a manner that is inconsistent with this Agreement. The parties agree that the Onex Cinema/OCM Stockholders Agreement is consistent with the foregoing representation and warranty.

         6.3 Onex Cinema/OCM Stockholders Agreement. Nothing to the contrary herein shall affect the validity or enforceability of the Onex Cinema/OCM Stockholders Agreement, which remains in full force and effect.

         6.4 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         6.5 Recapitalizations, Exchange, Etc.

              (a) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and the Common Stock Equivalents, to any and all shares of capital stock of the Company, Common Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares or Common Stock Equivalents, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations and the like occurring after the date of this Agreement.

              (b) If, and as often as, there are any changes in the Shares or the Common Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common Stock Equivalents as so changed.

         6.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         6.7 Consent to Jurisdiction. Each party irrevocably submits to the non-exclusive jurisdiction of (i) the courts of the State of Delaware, and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. Each party that at any time after the date hereof is not a resident of the State of Delaware or does not maintain an agent for service of process in the State of Delaware hereby irrevocably designates, appoints and empowers The Corporation Trust Company, having its address at the date hereof at 1209 Orange Street, Wilmington, Delaware (New Castle County) U.S.A., as its agent for service of process to receive for and on its behalf service of process in the State of Delaware in any legal action, suit or proceeding with respect to this Agreement. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by such process agent and the person commencing such proceeding to the relevant party at its address specified in
Section 6.8, but the failure of the relevant party to receive such copy shall not affect in any way the service of such process as aforesaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the courts of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         6.8 Notices. All notices, consents and other communications required, or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given and delivered (i) when delivered by hand, (ii) upon confirmation of receipt by telecopy, or (iii) one day after sending by overnight delivery service, to the respective addresses or telecopy numbers of the parties set forth below:

              (a) For notices and communications to the Company:

                  Loews Cineplex Entertainment Corporation
                  711 Fifth Avenue, 11th Floor
                  New York, New York  10022
                  Attention:  Chief Executive Officer
                  Telecopy:  (212) 385-6291

                  with copies to:

                  Joel I. Greenberg, Esq.
                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York  10022
                  Telecopy:     (212) 836-8211

                  and

                  Loews Cineplex Entertainment Corporation
                  711 Fifth Avenue, 11th Floor
                  New York, New York  10022
                  Attention:    John C. McBride, Jr.
                                General Counsel


         A copy of any notices or communications given to the Company under this Agreement shall also be given to each of Onex Cinema and OCM in the manner contemplated by Section 6.8(b) and (c) below.

              (b) For notices and communications to Onex Cinema or any other member of the Onex Group:

                  Onex Investment Corp.
                  712 Fifth Avenue
                  40th Floor
                  New York, New York  10019
                  Attention:  Eric Rosen
                  Telecopy:  (212) 582-0909

                  with copies to:

                  Onex Corporation
                  161 Bay Street
                  Toronto, Ontario  M5J 2S1
                  Canada
                  Attention:  Gerald W. Schwartz
                  Telecopy:  (416) 362-5765

                  and
                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York  10022-3598
                  Attention:  Joel I. Greenberg, Esq.
                  Telecopy:  (212) 836-8211

              (c) For notices and communications to OCM or any other member of the Oaktree Group:

                  OCM Cinema Holdings, LLC
                  c/o Oaktree Capital Management LLC
                  333 South Grand Avenue
                  28th Floor
                  Los Angeles, California  90071
                  Attention:  Mariusz Mazurek
                  Telecopy: (213) 830-6494

                  and

                  Oaktree Capital Management LLC
                  333 South Grand Avenue
                  28th Floor
                  Los Angeles, California  90071
                  Attention:  Kenneth Liang
                  Telecopy:  (213) 830-8522
                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019
                  Attention:  Kenneth M. Schneider
                  Telecopy:  (212) 757-3990

              (d) For notices and communications to _____:

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

              (e) For notices and communications to any Stockholder other than a member of the Onex Group, the Oaktree Group or _____, in accordance with the notice information provided by such Stockholder in its Stockholder Joinder.

         By notice complying with the foregoing provisions of this Section 6.8, each party shall have the right to change the mailing address or telecopy numbers for future notices and communications to such party.

         6.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements, contracts, negotiations, discussions, understandings, undertakings or arrangements among the parties with respect to such subject matter, other than the Onex Cinema/OCM Stockholders Agreement.

         6.10 Amendment; Waiver. This Agreement may be amended only by a written agreement duly executed on behalf of the Company, Onex Cinema, OCM and _____. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver (which, in the case of any member of the Oaktree Group may be OCM on such member's behalf and in the case of any member of the Onex Group may be Onex Cinema on such member's behalf). The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

         6.11 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted Transferees, successors, assigns, heirs and administrators; provided, that this Agreement and the rights hereunder may not be assigned or assumed (including by operation of law) except as and to the extent expressly provided herein.

         6.12 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         6.13 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) documents received by each Stockholder or the Company pursuant hereto, may be reproduced by each party hereto by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         6.14 Titles; Construction. Titles and Section references are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. References in this Agreement to any "Section" are references to the relevant Sections of this Agreement. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         6.15 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed on their behalf as of the date first written above.


                                      LOEWS CINEPLEX ENTERTAINMENT
                                        CORPORATION


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                      OCM CINEMA HOLDINGS, LLC

                                      By:  Oaktree Capital Management, LLC,
                                            its Manager

                                      By:
                                         --------------------------------------
                                         Name:  Kenneth Liang
                                         Title:   Managing Director

                                      By:
                                         --------------------------------------
                                         Name:  Mariusz J. Mazurek
                                         Title:   Senior Vice President


                                      1363880 ONTARIO INC.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      ------------------------------------
                                      _________________

                                     Annex A

                      Form of Stockholder Joinder Agreement

         Reference is made to the Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), dated as of ________, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation, 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada, OCM Cinema Holdings, LLC, a Delaware limited liability company, and _________________. Capitalized terms used but not otherwise defined in this Stockholder Joinder Agreement have the respective meanings given to them in the Stockholders Agreement.

         The undersigned is neither a member of the Onex Group nor a member of the Oaktree Group. This Stockholder Joinder Agreement is being delivered by the undersigned as required by Section 2.2(b) of the Stockholders Agreement.

         Substantially simultaneously with the execution and delivery of this Stockholder Joinder Agreement, the undersigned is acquiring Shares and/or Common Stock Equivalents from a Person (a "Transferee") that is a party to the Stockholders Agreement in the capacity of a Stockholder (and not a member of the Onex Group or a member of the Oaktree Group). The undersigned hereby represents and warrants to the Company, Onex Cinema, OCM and _____ that the undersigned is acquiring the Shares and/or Common Stock Equivalents giving rise to the requirement to execute and deliver this Stockholder Joinder Agreement in a transaction in which all of the applicable requirements of the Stockholders Agreement have been complied with.

         Accordingly, the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agrees, as of the date hereof to join in and become a party to the Stockholders Agreement and to be bound by the terms, conditions, restrictions and provisions of the Stockholders Agreement applicable to _____ thereunder, entitled to all of the rights available to him and subject to all of the burdens imposed on him.

         IN WITNESS WHEREOF, the undersigned has executed this Stockholder Joinder Agreement as of the ___ day of ______________, 20__.

                                      [                    ]


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title: